Exhibit 10.26
                               AGREEMENT OF LEASE

        THIS AGREEMENT OF LEASE, made and entered into this the 20th day of March, 1997, by and between, Don O. Collins, d/b/a Tennessee Valley
Communications ("Lessor") and Crossville TV Limited Partnership ("Lessee") a Florida limited partnership, C. W. TV: Inc., general partner.

                              W I T N E S S E T H :
        NOW, THEREFORE, the Lessor, for and in consideration of the agreements herein contained, does hereby lease, let and demise to Lessee for a period of five (5) years (with options to renew as herein set forth in Section 5), commencing on April 1, 1997, and ending March 31, 2002, that tract of land situated within the First Civil District of Anderson County, Tennessee on Buffalo Mountain near Windrock and also being more fully described by metes and bounds as follows: (herein after referred to as the "Leased Premises"):
        SEE EXHIBIT A (DESCRIPTION OF LEASED PREMISES) ATTACHED HERETO PRIOR DEED REFERENCES: Book 588 Page 42 and Book 755 page 885 in the Anderson County Register's office.

                                   SECTION 1.
        Lessor represents and warrants that he has the absolute and uncontrolled right to possess, occupy, use and lease the Leased Premises for the duration of this Lease by virtue of an agreement


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between Lessor and Coal Creek Mining and Manufacturing Company dated October 12,
1988, and as further evidenced by the Consent Agreement executed by Coal Creek in conjunction with this Agreement, and to which Consent Agreement is hereby made.

                                   SECTION 2.
        The Leased Premises shall be used for installation, operation and maintenance of a broadcasting antenna tower and building including antenna poles, masts, cabling and/or wiring and accessories used therewith. All equipment, the tower, and/or other property attached to or otherwise brought onto the Leased Premises shall at all times be personal property (or property used for the construction of a building) and shall belong to Lessee. Lessee shall also have a maintenance easement across property immediately adjacent to the Lease Premises, including the property located under the Guy wires. If for any reason the existing Guy anchors are not sufficient, Lessee may erect of construct such other or additional Guy anchors as may be reasonably necessary and such additional locations shall be added to the Leased Premises by amendment hereto. The word "installation" shall mean the construction of and erection of towers and buildings. Lessee agrees to conduct its business in an environmentally safe manner and agrees to adhere to all federal, state and local environmental, aviation and communication regulations. Lessee shall have the right to make improvements to the leased property as is reasonably necessary to carry out its business.

                                   SECTION 3.
        The Lessee shall have the unrestricted right to occupy, enter or leave the leased premises at all times. The Lessee covenants and agrees that the Lessor, his agents or engineers, or others in its behalf, shall have the right to enter the Leased Property at all reasonable times in order to inspect,


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examine, survey or measure the same or any part thereof, or for any other lawful purpose and to use free the means of access to said Leased Premises without hindrance or molestation and without cost to said Lessor or its agents.

                                   SECTION 4.
        Lessee may assign, mortgage or encumber this Lease, without Lessor's consent, provided that an assignee shall assume all of Lessee's obligations under this Lease. Lessee may not sublease the Leased Premises or any part thereof without prior written consent of Lessor.

                                   SECTION 5.
        The term of this Lease Agreement shall be for five (5) years beginning April 1, 1997, and ending March 31, 2002. Lessee shall have the option to renew for an additional fifteen (15) years in three (3) five (5) year increments and which renewal options shall be automatically exercises unless canceled by furnishing Lessor with notice in writing of such desire at lease sixty (60) days prior to the expiration of this Agreement or any renewal term, as the case may be. The rental to be paid by Lessee during such renewal terms will be:

               $1,400 per month (2nd five year term)
               $1,650 per month (3rd five year term)
               $1,900 per month (4th five year term)

                                   SECTION 6.

        If the Leased Premises become unfit for use by Lessee for the purposes herein granted by the occurrence of an event hereafter, Lessee shall promptly advise Lessor of such conditions by written notice, specifying the condition which Lessee contends renders the Leased Premises unusable for its purposes. In the event Lessor is either unable or unwilling to remedy the condition within thirty (30) days after receipt of notice from Lessee thereof, Lessee shall have the right to terminate this Lease and remove its improvements from the Leased Premises. Provided, however, any change in condition


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of the Leased  Premises to justify  termination  by Lessee must be of a material adverse nature rendering unfit the premises for Lessee's permitted use. Otherwise, Lessee shall have no right of termination, notwithstanding its abandonment of the Leased Premises from active use.

                                   SECTION 7.
        Lessee agrees to pay to Lessor commencing April 1, 1997, in advance, each month during the first five (5) years of this Lease Agreement, a monthly rental of One Thousand One Hundred Fifty ($1,150). During the remaining five-
(5) year terms of this Lease Agreement the Lessee agrees to pay the Lessor commencing April 1st, in advance, each month a monthly rental as stated in
Section 5. A late fee of $200 shall be paid for any rent not paid within 10 days of its due date. It is further agreed that if the Lessee shall at any time default in the payment of any rent hereinabove stipulated, then and from the time of such default, a lien shall exist and is hereby declared in favor of the Lessor upon all of the improvement owned by the Lessee that the Lessee may have placed on the Leased Premises, and if such default shall continue for a period of sixty (60) days, Lessor shall have the right to take possession of such improvements, and advertise and sell the same or any part thereof to satisfy said lien in the manner provided by law for the sale of personal property under execution; provided, however, this lien shall be inferior and subordinate to the rights of any secured creditor or mortgagee of Lessee and may not be exercised unless any such secured creditor or mortgagee and Lessee are given advance notice and the right to cure such default by payment within thirty (30) days of such notice.

                                   SECTION 8.
        Lessee hereby agrees to indemnity and save harmless the Lessor from all claims, whether in contract or in tort, against Lessor caused by the tortuous conduct or negligence of Lessee's servants,


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agents or invitees. Lessee agrees to secure adequate general liability insurance and to name Tennessee Valley  Communications  and/or Don D. Collins and The Coal
Creek  Mining  &  Manufacturing   Company  as  an  additional  insured  therein,
furnishing Lessor with current evidence of the existence of such insurance. Such general liability coverage shall be in an amount not less than TWO MILLION DOLLARS ($2,000,000).

                                   SECTION 9.
        During the term of this Lease, the Lessee agrees to keep the Leased Premises in good condition and repair. Upon termination or expiration of this Lease, the Lessee will surrender the site of the Lessor in good condition except
(a) for reasonable wear and tear, or (b) for damage due to causes beyond Lessee's control or without its fault or negligence or (c) for both. Upon the termination of this Lease, Lessor agrees to allow Lessee access to the Leased Premises for a reasonable period of time to remove its equipment and improvements, the duration of which period shall not exceed thirty (30) days after such termination or expiration. If such equipment and other improvements are not removed by Lessee, they shall become the property of Lessor.

                                   SECTION 10.
        During the term of this lease, Lessee agrees that it will not allow, permit or suffer the operation or erection of any broadcasting equipment or other electronic equipment which might interfere with existing installations and rights under existing leases between Lessor and others on


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property of Lessor not embraced  within the  boundaries of the Leased  Premises.
Lessee hereby agrees to conduct its operations in such a manner as to avoid interference with existing lessees and to indemnity and save harmless Lessor from any claims, demands, actions, causes of action or expenses incurred in connection with an actual or alleged interference by Lessee with permitted operation of such additional Lessees on adjoining properties of Lessor. In the event of failure of Lessee to satisfy this requirement, Lessee agrees to remove such offending equipment causing interference and to promptly cease and desist from its operations affecting other Lessees of Lessor. Provided, however, Lessee has examined the Leased Premises, is aware of the proximity of such premises to other Lessees of Lessor and the creation or maintenance by Lessee of a condition causing interference with other Lessees of Lessor shall not constitute a basis for Lessee's termination of this Lease Agreement, except that Lessee shall not be bound by the conditions of this provision if other existing Lessees of Lessor change in any respect their use of such adjoining property or the operations being conducted thereon so as to create interferences currently not in existence.

                                   SECTION 11.
        In connection with the erection and operation of a tower and the installation of equipment and operation of a television station pursuant to the provisions of this Lease, Lessee covenants and agrees that it will comply with the requirements of all statutes, rules and regulations of the United States of America and of the State of Tennessee and any agency thereof promulgating rules and regulations applicable to Lessee's use of the Leased Premises. Lessee will indemnify and save harmless the Lessor from any claims of any nature arising out of or relating to Lessee's violation of any such statutes, rules and regulations.

                                   SECTION 12.


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        Lessor  guarantees  that Lessee shall have access to the Leased Premises and Lessee shall have the right to use any road to the Leased Premises without material interference with the operations of other Lessees of Lessor by whom said roads may have been constructed, but in the use of such facilities, Lessee will be required to contribute a fair share of the expense of the upkeep of such portions of said roads as it might use. Lessor shall have no obligation to maintain the road or roads providing access to the Leased Premises.

                                   SECTION 13.
        The Lessor shall provide to the Leased Premises a power line for the lessee's three- (3) phase power requirement. A new power line will be constructed and maintained by Lessor at his expense for this purpose. This power is provided to the Leased Premises for the sole use of Lessee only and no power shall be sold or used by Lessee for any other purpose except power shall be provided to Lessor by Lessee for Lessor's existing and future operations at a rate equal to the same rate as charged by Clinton Utility Board to the Lessee. Lessor shall not be responsible to Lessee for any power failure or interruption unless the failure is the result of negligent maintenance by Lessor of its power line to the Leased Premises. It will be the responsibility of Lessee to construct and maintain a sub-station for their specific power requirements.

                                   SECTION 14.
        All antennas and all electronic systems shall be built, maintained, and repaired by Lessee as its sole expense. The building and grounds shall be used for the storage and operations of UHF Channel 20, WINT-TV and any frequencies required by the FCC


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to  operate  its HDTV  business.  No  additional  systems  shall be added to the existing system without the written, prior approval of Lessor.

                                   SECTION 15.
        Lessee agrees to pay all taxes or levies upon all owned personal property situated within the Leased Premises.

                                   SECTION 16.
        If any portion of this Lease Agreement shall be held invalid, the remainder shall nevertheless, be deemed valid and effective, it being the intention of the parties hereto that each provision hereof shall be stipulated separately in the event one or more of such provisions shall be held invalid.

                                   SECTION 17.
Any notices which may be required hereby shall be sent by United States Mail, postage prepaid, to the parties at the following addresses:
        (A) IF TO LESSOR:    Tennessee Valley Communications
                             ATTN: DON COLLINS
                             138 Dale Avenue
                             Oliver Springs, TN 37840

        (B) IF TO LESSEE:    Crossville Limited Partnership
                             ATTN: CINDY P. WILLIS, PRESIDENT, C. W. TV, INC.
                             3110 Capitol Circle, N.E.
                             Tallahassee, FL 32308

                                   SECTION 18.
        Lessor agrees that Lessee, upon making the lease payments provided for in this Lease and performing and observing all of the agreements on its part to be performed and observed, shall lawfully, peaceably and quietly hold, occupy and enjoy the Leased Premises during the term of this


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Lease and any extensions  thereof without any manner of hindrance from Lessor or any persons lawfully claiming through Lessor or claiming by title superior to that of Lessor. Lessor's covenant of quiet enjoyment hereby made to Lessee shall also include Lessee's right to be free from interference in its broadcast transmissions caused by any other owner or lessee under any other agreement in the future.

                                   SECTION 19.
        This Lease shall be binding upon and shall inure to the benefit of the parties, their heirs, personal representatives, successors and assigns.

                                   SECTION 20.
        The parties agree that upon the request of either party, a short form memorandum of this Lease shall be executed, acknowledged and recorded in the appropriate deed records. This Lease may be executed in counterparts, each of which shall be deemed as an original. Facsimile transfer of signatures is permitted.

        IN WITNESS WHEREOF, Lessor has executed this Lease and Lessee has caused its name to be signed by its proper representative. Signed and dated only on the day and date above written.


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                                            LESSOR:

                                            /s/ Don D. Collins
____________________________________        ____________________________________
        WITNESS                             DON D. COLLINS d/b/a
                                            TENNESSEE VALLEY COMMUNICATIONS


                                            LESSEE:
                                            CROSSVILLE TV LIMITED PARTNERSHIP
                                            BY: C. W. TV, INC., GENERAL PARTNER


/s/ Witness                                 /s/ Cynthia P. Willis
____________________________________        ____________________________________
        WITNESS                             CYNTHIA P. WILLIS, PRESIDENT


/s/ Witness
____________________________________
        WITNESS

STATE OF TENNESSEE
COUNTY OF ANDERSON


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               Personally  appeared  before  me, /s/ Lisa L.  Russell,  a Notary
Public, DON D. COLLINS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purposes therein contained.

               Witness my hand, at office, this the 20 day of March, 1997.


                                                   /s/ Lisa L. Russell
                                                   _____________________________
                                                   NOTARY PUBLIC

My Commission Expires: 2-25-98


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STATE OF FLORIDA
COUNTY OF LEON

               Personally appeared before me, /s/ Kimberly S. Rogers, a Notary Public, CYNTHIA P. WILLIS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that she executed the within instrument for the purposes therein contained and who further acknowledged that she is the President of C. W. TV, Inc., a corporation, and that she executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as President.

               Witness my hand, at office, this the 20 day of May, 1997.


                                                   /s/ Kimberly S. Rogers
                                                   _____________________________
                                                   NOTARY PUBLIC

My Commission Expires:              Kimberly S. Rogers
                                    My Commission #CC460029 Expires
                                    July 13, 1999
                                    Bonded Thru Troy Fain Insurance, Inc.


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        Exhibit  A -  Description  of  Leased  Premises  has been  intentionally omitted by the Registrants.

        A copy of this omitted Exhibit A will be provided to the Securities and Exchange Commission upon request.